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                                                              EXHIBIT 99.(10)(A)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                 April 28, 2003


The Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, New York  10017-3206

                  Re:      TIAA-CREF Life Separate Account VA-1
                           TIAA-CREF Life Insurance Company
                           File Nos. 333-61761 and 811-08963


Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information as a part of post-effective amendment No. 7 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By:   /s/ Steven B. Boehm
                                                       ------------------------
                                                       Steven B. Boehm


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